UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, 17th Floor, Houston, Texas 77056

62 Buckingham Gate, London SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2016, Schlumberger Limited (“Schlumberger”) completed the previously announced acquisition of Cameron International Corporation (“Cameron”) by Schlumberger Holdings Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Schlumberger (“Schlumberger Holdings”). Pursuant to the terms of the Agreement and Plan of Merger dated as of August 25, 2015 (the “Merger Agreement”) among Schlumberger Holdings, Rain Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Schlumberger Holdings (“Merger Sub”), Schlumberger and Cameron, Merger Sub merged with and into Cameron (the “Merger”), with Cameron continuing as the surviving corporation and a wholly-owned subsidiary of Schlumberger Holdings.

Under the terms of the Merger Agreement, each outstanding share of Cameron common stock (other than those held by Cameron or its subsidiaries) was cancelled and converted into the right to receive 0.716 shares of Schlumberger common stock and $14.44 in cash. Cameron stockholders will receive cash in lieu of any fractional shares of Schlumberger common stock that they would otherwise be entitled to receive in the Merger.

In connection with the Merger, Schlumberger issued approximately 138 million shares of its common stock (all of which were issued from its treasury shares), which represents approximately 9.9% of its outstanding common stock after giving effect to such issuance. In addition, Schlumberger reserved for issuance approximately 5.1 million additional shares of Schlumberger common stock in connection with the exercise or conversion of Cameron’s outstanding equity awards, which became exercisable for or convertible into Schlumberger common stock pursuant to the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to Schlumberger’s Current Report on Form 8-K filed with the SEC on August 26, 2015 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On April 1, 2016, Schlumberger and Cameron issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed below is furnished pursuant to Item 9.01 of this Form 8-K.

2.1	Agreement and Plan of Merger among Schlumberger Holdings Corporation, Rain Merger Sub LLC, Schlumberger Limited and Cameron International Corporation, dated August 25, 2015 (incorporated by reference to Exhibit 2.1 of Schlumberger’s Current Report on Form 8-K filed on August 26, 2015).

99.1	Press Release dated April 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

SCHLUMBERGER LIMITED

/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: April 4, 2016